Exhibit 32.2
Certification Pursuant to Exchange Act Rule 13a-14(b) and
18 U.S.C. Section 1350

In connection with the Quarterly Report of Spartech Corporation (the “Company”) on Form 10-Q for the period ended February 2, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Randy C. Martin, Executive Vice President and Chief Financial Officer, certify, to the best of my knowledge, pursuant to Exchange Act Rule 13a-14(b) and 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 12, 2013	By:	/s/ Randy C. Martin
Randy C. Martin
Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)